Consent of Independent Auditors

We consent to the use of our report dated April 21, 2006, with respect to the financial statements of 12snap AG, Munich; Germany, as of December 31, 2005 and 2004 and for the years then ended included in the Amendment No. 1 to Form 8-K filing dated May 9, 2006 incorporated by reference in the previously filed Registration Statements (Form S-8 No. 333-109778, Form S-8 No. 333-110189, Form SB-2/ Amendment 2 No. 333-110329, Form SB-2 No. 333-114123, Form S-4/ Amendment 6 No. 333-123848 and Form S-3/ Amendment 4 No. 333-125239) of NeoMedia Technologies, Inc.


/s/ Ernst & Young AG
Wirtschaftsprufungsgesellschaft

Munich, Germany
May 8, 2006


/s/ Sonja Moser                             /s/ Christian Buhl
Wirtschaftsprufer                           Wirtschaftsprufer
(Certified German Public Accountant)        (Certified German Public Accountant)